Consent of Independent Registered Public Accounting Firm

The Board of Directors First Horizon Corporation:

We consent to the incorporation by reference in the registration statement No. 333-229338 on Form S-3, registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), registration statement No. 333-235757 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), and registration statements Nos. 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, 333-181162, 333-211120, 333-212850, 333-238038, and 333-239877 on Forms S-8 of First Horizon Corporation (the Company) of our reports dated February 25, 2021, with respect to the consolidated balance sheets of First Horizon Corporation as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of First Horizon Corporation.

The Company acquired IBERIABANK Corporation during the year ended December 31, 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, IBERIABANK Corporation’s internal control over financial reporting associated with approximately 33% of total assets and approximately 18% of total revenue included in the consolidated financial statements of the Company as of and for the year ended December 31, 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of IBERIABANK Corporation.

Change in Accounting Principle
As discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASC 326, Financial Instruments – Credit Losses.

/s/ KPMG LLP
Memphis, Tennessee
February 25, 2021